CREDIT FACILITY AGREEMENT

THIS CREDIT FACILITY AGREEMENT (THE “AGREEMENT”) made effective as of the 29th day of November, 2005.

BETWEEN:

C.M.M.G. FINANCE INC., a British Columbia company, with a registered office at 314-837 West Hastings Street, Vancouver, British Columbia

(“C.M.M.G.”)

AND:

ENTERRA SYSTEMS INC., a British Columbia company, with a registered office at 11-1583 Pemberton Avenue, North Vancouver, British Columbia

(“Enterra”)

WHEREAS:

A.           Under an agreement dated August 12, 2005 (the “Financing Agreement”) between Enterra and C.M.M.G., C.M.M.G. has agreed to find a lender that will lend Enterra $2,525,250 US through a convertible loan subject to the terms and conditions set forth in the Financing Agreement;

B.           Under a Loan Terms Agreement (the “Loan Agreement”), dated October 20, 2005, between Enterra and C.M.M.G., C.M.M.G. loaned Enterra $775,000 subject to the terms and conditions set forth in the Loan Agreement;

C.           C.M.M.G. wishes to be the lender of the convertible loan under the Financing Agreement but cause the amount of the convertible loan to be no less than $3,100,000;

D.           C.M.M.G. has agreed to lend, and Enterra has agreed to borrow, $3,100,000 based upon the terms and conditions set forth in this Agreement.

E.            C.M.M.G. has accepted the assignment of debt in the amount of $350,000, in an Assignment of Debt, dated November 29, 2005, between C.M.M.G. and Elvirah Stinghi. This debt was previously owed by Enterra to Elvira Stinghi.

F.	In anticipation of this Agreement, C.M.M.G. has advanced Enterra $35,000.

G.           C.M.M.G. wishes to consolidate the $810,000 in debt owing to it from Enterra into an amount of debt under this Agreement.

NOW THEREFORE in consideration of the premises and the respective covenants, agreements, representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.	INTERPRETATION
1.1

Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)

“Business Day” means any day other than a Saturday, Sunday, public holiday under the laws of the Province of British Columbia or other day on which banking institutions are authorized or obligated to close in the Province of British Columbia;

(b)	“Closing Date” means the effective date of this Agreement;
(c)	“Common Stock” means shares of common stock in the capital of Enterra;
(d)	“Event of Default” has the meaning set out in Section 8;
(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended;
(f)

“Net Revenues” means the net invoiced dollar amount of sales of Enterra products sold by Enterra and excluding returns, discounts, value added or sales taxes or other similar taxes, freight and insurance;

(g)	“OTCBB” means the NASD Over-The-Counter Bulletin Board;
(h)

“Outstanding Amount” means, in respect of this Agreement, on any day, an amount calculated and expressed in Canadian dollars equal to the aggregate principal amount owing to C.M.M.G. by Enterra under this Agreement, including the amounts indicated in Sections 2.2, 2.3 and 2.4 of this Agreement, less any amounts converted in accordance with Section 5 of this Agreement;

(i)	“SEC” means the United States Securities and Exchange Commission; and
(j)	“Securities Act” means the Securities Act of 1933, as amended.
2.	THE CREDIT FACILITY
2.1

Credit Facility. C.M.M.G. shall make available to Enterra in accordance with and subject to the terms and conditions of this Agreement, until the fifth anniversary of the Closing Date (the “Maturity Date”), a credit facility in the principal amount of no less than $3,100,000 (the “Credit Facility”), made available to Enterra by way of the assumption of debt set out in Section 2.2 herein, the consolidation of debt set out in Section 2.3 herein or through Advances in accordance with Section 2.4 herein.

2.2

Assumption of Debt. The effectiveness of this Agreement is conditional upon C.M.M.G. having assumed a debt of $350,000 owed by Enterra to Elvirah Stinghi through an Assumption of Debt Agreement dated November 29, 2005. The $350,000 of assumed debt is hereby deducted from the amount available to Enterra under the Credit Facility for Advances pursuant to Section 2.4 herein and added to the Outstanding Amount.

2.3	Consolidation of Debt. C.M.M.G. hereby consolidates all $810,000 of prior debt owing by Enterra to C.M.M.G. (the “Consolidated Debt”), being $775,000 through the Loan Agreement and $35,000 that was advanced to Enterra in anticipation of this Agreement. The Consolidated Debt is hereby deducted from the amount available to Enterra as Advances pursuant to Section 2.4 herein and added to the Outstanding Amount. This Agreement supersedes all prior arrangements and understandings, both written and oral, expressed or implied, with respect to the Consolidated Debt. Any preceding correspondence, offers, rights and obligations between C.M.M.G. and Enterra are expressly superseded and terminated by this Agreement.

2.4

Advances. On the terms and conditions set forth herein, C.M.M.G., from time to time, on any Business Day from the Closing Date until 5:00 p.m. (Vancouver time) on the Maturity Date, agrees to make advances to Enterra (the “Advances”). Each Advance shall be in an aggregate amount of up to $150,000 once every calendar month, unless otherwise agreed to by the parties.

2.5

Notice of Advance. Each Advance shall be made by C.M.M.G. within twenty (20) Business Days after receipt of a notice from Enterra in the form set out in Schedule A attached hereto, with appropriate insertions (the “Advance Notice”), which shall specify certain information including: (i) the date of the Advance Notice; (ii) the aggregate amount of such Advance; and (iii) the Outstanding Amount having given effect to such Advance.

2.6

Lender to Make Advance. Upon receipt of the Advance Notice, C.M.M.G. shall pay such Advance by cheque delivered by courier or in person to an address, place or person as specified by Enterra or by wire transfer to an account in the name of Enterra as provided by Enterra. In addition, upon receipt of the Advance Notice and provided that C.M.M.G. agrees with the information set out thereon, C.M.M.G. shall promptly sign the Advance Notice, thereby acknowledging receipt of same, and fax back to Enterra in accordance with the notice provisions set out herein.

2.7	Use of Proceeds. Enterra shall use all Advances to fund working capital and general corporate activities.
3.	REPAYMENT
3.1

Payments. Less any amounts converted by C.M.M.G. under Section 5, Enterra shall pay the Outstanding Amount to C.M.M.G. on the Maturity Date, without set-off, counterclaim or deduction, unless, in the case of set-off, such set-off is specifically acknowledged in writing by C.M.M.G.

3.2

Repayment of the Loan. Enterra may not repay the Outstanding Amount until the Maturity Date except as required by C.M.M.G. as a result of an Event of Default. The repayment of the Outstanding Amount will not extinguish the requirement to pay the Introduction Fee.

4.	INTEREST TERMS AND INTRODUCTION FEE
4.1

Simple interest. Simple interest shall accrue on the Advances made to Enterra pursuant to Section 2.6 of this Agreement at the rate of 3.95% per annum and become due and payable on the Maturity Date or an earlier date as contemplated in Sections 5 or 8 of this Agreement.

4.2

Calculation of Introduction Fee. In addition to the interest and the Outstanding Amount, Enterra shall pay an introduction fee (the “Introduction Fee”) to C.M.M.G., calculated and payable as follows until Enterra has paid an amount equal to 150% of the total amount borrowed by Enterra under this Agreement:

(a)	From the Closing Date up to and including the Maturity date, the Introduction Fee shall be calculated and payable annually at a rate of 3.5% on all of Enterra’s Net Revenues;
(b)	Following the Maturity Date, the Introduction Fee shall be calculated and payable annually at a rate of 2% on Enterra’s Net Revenues;
4.3

Payment of Introduction Fee. Enterra shall pay the Introduction Fee to C.M.M.G. on or before 120 days following each fiscal year end of Enterra in an amount based upon the Net Revenues until the Introduction Fee is paid in full by Enterra or Enterra elects to repay the Introduction Fee in accordance with Section 4.4 herein. On the date of payment Enterra will also provide to C.M.M.G., its consolidated income statement. In the event that C.M.M.G. is not satisfied with the consolidated income statement, C.M.M.G. may conduct, at its own expense, an audit of the consolidated income statement for the applicable fiscal year end by an independent accounting firm (the “C.M.M.G. Audit”). Enterra will co-operate fully with the C.M.M.G. Audit. In the event that the C.M.M.G. Audit states the Net Revenues to be greater than 10% of that which was disclosed in the consolidated income statement, Enterra shall pay the Introduction Fee based upon the revenues set out in the C.M.M.G. Audit less the Introduction Fee already paid, if any, based upon the consolidated income statement, and shall compensate C.M.M.G. for all costs associated with conducting the C.M.M.G. Audit.

4.4

Lump Sum Payment of Introduction Fee. At any time, at the sole discretion of Enterra, Enterra may pay, in one lump sum, 60% of the balance owing (“Lump Sum Payment”) on the Introduction Fee to C.M.M.G. and the payment of that amount will completely and immediately terminate the obligation on Enterra to pay the Introduction Fee.

4.5

Criminal Rate of Interest.          Notwithstanding the foregoing, in the event that the Lump Sum Payment constitutes a criminal rate of interest in any applicable jurisdiction, the Lump Sum Payment will be reduced to 1% below the criminal rate of interest applicable to that jurisdiction.

5.	RIGHT OF CONVERSION

5.1

Conversion. If, as set out in Section 2 of this Agreement, C.M.M.G. has made each Advance within twenty (20) Business Days after receipt of a notice from Enterra in the form set out in Schedule A attached hereto, C.M.M.G. is entitled, at its option, to convert (each a “Conversion”), at any time and from time to time, until payment in full at the Maturity Date, all or any part of the Outstanding Amount into units (the “Units”) of Enterra at $0.91 US per Unit. Each Unit shall consist of one share (each a “Conversion Share”) of the Common Stock and one share purchase warrant (each a “Warrant”). Each Warrant will entitle C.M.M.G. to purchase one additional share (each a “Warrant Share”) of Common Stock at an exercise price of $1.15 US for a period of one (1) year from the date such Warrant is issued, with an option to extend the exercise period to a period of two (2) years from the date such Warrant is issued. To effect a Conversion, C.M.M.G. shall deliver written notice thereof, in the form set out in Schedule B attached to this Agreement, with appropriate insertions (the “Conversion Notice”), to Enterra at its address as set forth herein. The date upon which the Conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice. Upon receipt of the Conversion Notice, Enterra shall promptly sign the Conversion Notice, thereby acknowledging receipt of same, and fax back to C.M.M.G. in accordance with the notice provisions set out herein, then cause its registrar and transfer agent to issue the certificates representing the Conversion Shares and the certificates representing the Warrant Shares if C.M.M.G. exercises the Warrants. If Enterra does not agree with the information set out on the Conversion Notice, it will amend the Conversion Notice to reflect the numbers of Units for which there is no dispute and cause those Units to be issued. If the dispute cannot be settled within 30 days, the parties will refer the matter to binding arbitration pursuant to Section 11.

5.2

Fractional Shares. Notwithstanding any other provisions of this Agreement, no certificate for fractional shares of the Conversion Shares or the Warrant Shares will be issued to C.M.M.G.. In lieu of any such fractional shares, if C.M.M.G. would otherwise be entitled to receive a fraction of a share of the Conversion Shares or Warrant Shares following a Conversion or exercise, as applicable, C.M.M.G. will be entitled to receive from Enterra a stock certificate representing the nearest whole number of shares of Enterra.

5.3

Issuance of Units. Enterra will issue the applicable number of Units to C.M.M.G., consisting of Conversion Shares and Warrants, such Warrants to be in the form set out in Schedule C attached hereto, within twenty-five (25) days of receipt of the Conversion Notice from C.M.M.G.

5.4

Effect of Conversion on Outstanding Amount. Conversions hereunder shall have the effect of lowering the Outstanding Amount in an amount equal to the applicable Conversion. C.M.M.G. and Enterra shall maintain records showing the Outstanding Amount converted and the date of such Conversions. In the event of any dispute or discrepancy, the records of Enterra shall be controlling and determinative in the absence of manifest error.

5.5

Adjustment of Conversion Terms. The Conversion Shares to be issued upon Conversion shall be subject to adjustment from time to time upon the happening of certain events while the right of Conversion specified by the provisions of this Agreement remains outstanding, as follows:

(a)

If Enterra at any time shall consolidate with or merge into or sell or convey all or substantially all its assets, the provisions of this Agreement shall thereafter evidence the right to purchase such number and type of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the Conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance, the foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the provisions of this Agreement shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(b)

If Enterra at any time shall, by subdivision, combination or reclassification of securities, or otherwise, change any of the securities then purchasable upon the exercise of the Conversion or purchase right specified by the provisions of this Agreement into the same or a different number of securities of any class or classes, the provisions of this Agreement shall thereafter evidence the right to purchase such number and type of securities as would have been issuable as the result of such change with respect to the securities which were subject to such Conversion or purchase right immediately prior to such subdivision, combination, reclassification or other change. If shares of Common Stock are subdivided or combined into a greater or smaller number of shares of

Common Stock, the Conversion shall be proportionately decreased in case of subdivision of shares or proportionately increased in the case of combination of shares, in both situations by the ratio which the total number of shares of Common Stock to be outstanding immediately after the occurrence of such event bears to the total number of shares of Common Stock issued and outstanding immediately prior to the occurrence of such event.

6.	REPRESENTATIONS AND WARRANTIES
6.1	Enterra’s Representations. Enterra represents and warrants that:
(a)

Enterra is a corporation duly organized and existing pursuant to the laws of the Province of British Columbia without limit as to the duration of its existence, Enterra has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each jurisdiction in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary, and Enterra has the corporate power and adequate authority to enter into this Agreement.

(b)

The execution and delivery of this Agreement and the performance of the provisions of this Agreement are not in contravention of or in conflict with any law or regulation or any term or provision of Enterra’s Memorandum or Articles of Incorporation and are duly authorized and do not require the consent or approval of any governmental agency or other authority, and this Agreement is a valid and legally enforceable obligation of Enterra.

(c)

The execution, delivery and performance of this Agreement are not in contravention of or conflict with any agreement, indenture or undertaking to which Enterra is a party or by which Enterra or any of Enterra’s property may be bound or affected, and will not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

6.2	Lender’s Representations. C.M.M.G. represents and warrants that:
(a)

C.M.M.G. is a corporation duly organized and existing pursuant to the laws of British Columbia without limit as to the duration of its existence and C.M.M.G. has the corporate power and adequate authority to enter into this Agreement.

(b)

The execution and delivery of this Agreement and the performance of the provisions of this Agreement are not in contravention of or in conflict with any law or regulation or any term or provision of C.M.M.G.’s charter documents, as applicable, and are duly authorized and do not require the consent or approval of any governmental agency or other authority. This Agreement is a valid and legally enforceable obligation of C.M.M.G..

(c)

The execution, delivery and performance of this Agreement are not in contravention of or conflict with any agreement, indenture or undertaking to which C.M.M.G. is a party or by which C.M.M.G. may be bound or affected.

(d)	C.M.M.G. is not a “U.S. Person” as the term is defined in Regulation S under the Securities Act of 1933, and further represents and warrants that:
(i)

C.M.M.G. is not acquiring the Credit Facility or the Units, Conversion Shares, Warrants and Warrant Shares (collectively, the “Securities”) for the account or benefit of, directly or indirectly, any U.S. Person;

(ii)	C.M.M.G. is resident in the jurisdiction set out on page 1 of this Agreement;
(iii)

the authorization of this Agreement or the issuance of the Securities to C.M.M.G. as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of C.M.M.G.;

(iv)

C.M.M.G. is acquiring the Credit Facility and the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(v)

C.M.M.G. is outside the United States when receiving and executing this Agreement and is acquiring the Credit Facility and the Securities as principal for C.M.M.G.’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person, other than the person or persons, if any, who control C.M.M.G. within the meaning of the Securities Act, has a direct or indirect beneficial interest in such Credit Facility and the Securities;

(vi)	C.M.M.G. is not an underwriter of, or dealer in, the Securities of Enterra, nor is C.M.M.G. participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;
(vii)

C.M.M.G. (A) is able to fend for itself in its financial affairs, (B) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Credit Facility and the Securities, and (C) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(viii)

C.M.M.G. acknowledges that C.M.M.G. has not acquired the Credit Facility and the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Credit Facility and the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that C.M.M.G. may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(ix)	until such time as the Securities are registered in accordance with Section 7 of this Agreement, C.M.M.G. acknowledges and agrees that the Securities will be issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. C.M.M.G. agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. The certificate or certificates (as applicable) representing the Securities to be issued upon Conversion or exercise, as applicable, in accordance with the terms of this Agreement will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Securities will be issued to C.M.M.G. pursuant to an exemption from the registration requirements of the Securities Act pursuant to Regulation S under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

(x)

Enterra has advised C.M.M.G. that Enterra is relying on an exemption from the prospectus requirements of the Securities Act (British Columbia) (the “British Columbia Act”) to issue the Securities to C.M.M.G. and, as a consequence, certain protections, rights and remedies provided by the British Columbia Act, including statutory rights of rescission or damages, will not be available to C.M.M.G.;

(xi)	C.M.M.G. is not aware of any advertisement of any of the Credit Facility or the Securities; and
(xii)	no person has made to C.M.M.G. any written or oral representations:

(A)	that any person will resell or repurchase any of the Securities,
(B)	that any person will refund the purchase price of any of the Credit Facility and the Securities,
(C)	as to the future price or value of any of the Securities, or
(D)

except as permitted in accordance with Section 7 of this Agreement, that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of Enterra on any stock exchange or automated dealer quotation system.

7.	REGISTRATION
7.1	Registration Procedures and Expenses. Enterra shall:
(a)

subject to receipt of necessary information from C.M.M.G., use its reasonable best efforts to cause to be prepared and filed with the SEC as soon as practicable following the Closing Date, a registration statement on Form SB-2 (the “Registration Statement”), to enable the resale of 100% of the Conversion Shares and 100% of the Warrant Shares calculated assuming that all of the funds under the Credit Facility will be advanced and converted, including interest, by C.M.M.G. (collectively, the “Registrable Shares”). Enterra shall use all reasonable best efforts to cause the Registration Statement to be declared effective as promptly as possible after filing and, subject to Section 7.2(b) below, to remain continuously effective until the earlier of (i) the second (2nd) anniversary of the Closing Date, or (ii) such time as all Registrable Shares converted or exercised, as applicable, by C.M.M.G. pursuant to this Agreement have been sold thereunder or pursuant to Rule 144 under the Securities Act (the “Registration Period”). In the event that Form SB-2 is unavailable for such registration, Enterra shall use such other form as is available for such a registration;

(b)

prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period, subject to Section 7.2(b) below;

(c)

furnish to C.M.M.G. with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as C.M.M.G. may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by C.M.M.G.;

(d)

file documents required of Enterra for normal blue sky clearance in states specified in writing by C.M.M.G.; provided, however, Enterra shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(e)

as soon as practicable following the order by the SEC that a Registration Statement covering the Registrable Shares is effective, Enterra shall deliver, or shall cause its legal counsel to deliver, to the transfer agent for such Registrable Shares (with copies to C.M.M.G.) confirmation that such Registration Statement has been declared effective by the SEC;

(f)

bear all expenses in connection with the procedures in paragraph (a) through (f) of this Section 7.1 and the registration of the Registrable Shares pursuant to the Registration Statement except for the fees and expenses, if any, of legal counsel or advisers to C.M.M.G. or underwriting discounts, brokerage fees and commissions incurred by C.M.M.G., if any; and

(g)

not, for a period of thirty (30) days after the effectiveness of the Registration Statement, authorize or issue any shares of its capital stock to any person or entity except as may be required by this Agreement, the Exchange Agreement or any securities that are issued pursuant to a safe harbour from the registration and prospectus requirements of the Securities Act or to a non-U.S. person pursuant to Regulation S under the Securities Act.

It shall be a condition precedent to the obligations of Enterra to take any action pursuant to this Section 7.1 that C.M.M.G. shall furnish to Enterra such information regarding itself, the Registrable Shares to be sold by C.M.M.G., and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

7.2	Transfer of Registrable Shares After Registration.
(a)

C.M.M.G. agrees that it will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to the Registration Statement referred to in Section 7.1 or pursuant to an exemption from the registration requirements under the Securities Act, and that it will promptly notify Enterra of any changes in the information set forth in the Registration Statement after it is prepared regarding C.M.M.G. or its plan of distribution to the extent required by applicable law.

(b)

In the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by Enterra of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (iv) any event or circumstance which in the reasonable good faith judgment of Enterra’s board of directors necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Enterra shall deliver a certificate in writing to C.M.M.G. (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), and, upon receipt of such Suspension Notice, C.M.M.G. will refrain from selling any Registrable Shares pursuant to the Registration Statement (a “Suspension”) until C.M.M.G.’s receipt of copies of a supplemented or amended prospectus prepared and filed by Enterra, or until it is advised in writing by Enterra that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, Enterra will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to C.M.M.G.. C.M.M.G. agrees that the Suspension and Suspension Notice described in this Section 7.2(b) shall be held by them in strictest confidence and not be disclosed by C.M.M.G. unless authorized by Enterra in writing, except to the extent publicly known or as required by applicable law. In addition to any suspension rights under this Section 7.2(b), and subject to paragraph (d) below, Enterra may, upon the happening of any event, that, in the reasonable good faith judgment of Enterra’s Chief Executive Officer and board of directors, renders it advisable to suspend use of the prospectus for periods of time more than sixty (60) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, and upon delivery of a Suspension Notice, effect a Suspension until copies of a supplemented or amended prospectus are distributed to C.M.M.G. or until C.M.M.G. is advised in writing by Enterra that the use of the applicable prospectus may be resumed.

(c)

Provided that a Suspension is not then in effect, C.M.M.G. may sell Registrable Shares under the Registration Statement, provided that C.M.M.G. complies with the prospectus delivery requirements of the Securities Act.

(d)

In the event of a sale of Registrable Shares by C.M.M.G., C.M.M.G. must also deliver a notice with applicable information to Enterra’s transfer agent, with a copy to Enterra, so that ownership of the Registrable Shares may be properly transferred and any restrictive legend properly removed.

(e)

For so long as Enterra will have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, Enterra covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Securities Act for a period of two (2) years after the Closing Date. Enterra covenants that it will use its reasonable best efforts to maintain the quotation of its Common Stock on the OTCBB or such other securities trading system or exchange reasonably acceptable to C.M.M.G. at all times relevant to this Agreement.

7.3

Indemnification. For the purpose of this Section 5.3(c), the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.3(a) and anything incorporated by reference therein.

(a)

Enterra agrees to indemnify and hold harmless C.M.M.G. and each person, if any, who controls C.M.M.G. within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which C.M.M.G. or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of C.M.M.G., which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the rules and regulations promulgated under the Securities Act (the “Regulations”), or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or any failure by Enterra to fulfill any undertaking included in the Registration Statement, and will reimburse C.M.M.G. for any legal and other expenses as such expenses are reasonably incurred by C.M.M.G. in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that Enterra will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Enterra by or on behalf of C.M.M.G. expressly for use in the Registration Statement or the Prospectus, or (ii) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to C.M.M.G. before the pertinent sale or sales by C.M.M.G..

(b)

C.M.M.G. will indemnify and hold harmless Enterra, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls Enterra within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which Enterra, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Enterra, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Enterra by or on behalf of such Lender expressly for use therein; provided, however, that C.M.M.G. shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which C.M.M.G. has delivered to Enterra in writing a correction before the occurrence of the transaction from which such loss was incurred, and C.M.M.G. will reimburse Enterra, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by Enterra, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c)	The indemnification procedure is as follows:
(i)

Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 or otherwise, to the extent it is not materially prejudiced as a result of such failure.

(ii)

Notwithstanding the provisions of this Section 7.3, C.M.M.G. shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by C.M.M.G. from the sale of the Convertible Shares and the Warrant Shares pursuant to the Registration Statement.

7.4

Information Available. So long as the Registration Statement is effective covering the resale of the Conversion Shares and Warrant Shares owned by C.M.M.G., Enterra will furnish or otherwise make available to C.M.M.G.:

(a)	as soon as practicable after available, one copy of
(i)

its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States, consistently applied, by a firm of certified public accountants),

(ii)	if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K or Form 10-KSB, as applicable,
(iii)	its quarterly reports on Form 10-Q or Form 10-QSB, as applicable, and
(iv)	a full copy of the particular Registration Statement covering the Conversion Shares and Warrant Shares (the foregoing, in each case, excluding exhibits); and
(b)	upon the request of C.M.M.G., a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.
7.5

No Additional Registration Statements or Sale of Securities. Except in connection with any acquisition transaction or existing registration rights, Enterra covenants that it will not (a) file, or publicly announce, any other registration statements with respect to the sale of any securities of Enterra or (ii) offer or sell any other securities of Enterra in financing transactions, until such time as the Registration Statement has become effective with respect to the Registrable Shares.

8.	EVENTS OF DEFAULT
8.1

The occurrence of any of the following events of default shall, at the option of C.M.M.G., make the Outstanding Amount, any accrued interest and the Introduction Fee immediately due and payable, on demand:

(a)	Failure to pay any payment when due and the continued failure to pay for a period of fifteen (15) days after receipt of written notice of such failure to Enterra from C.M.M.G.;
(b)

Enterra shall become insolvent or admit in writing its inability to pay its debts as they come due, or make any assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee otherwise shall be appointed;

(c)

Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief pursuant to any bankruptcy law or any law for the relief of debtors shall be instituted by or against Enterra; and,

(d)	Sale of all or substantially all of the assets of Enterra.
9.	CLOSING
9.1	Closing. The closing shall take place on or before the Closing Date at the offices of the lawyers for Enterra or at such other location or time as agreed to by the parties.
10.	CONDITIONS
10.1	The closing of this Agreement will occur contemporaneously with the closing of the Release of the Loan Agreement between C.M.M.G. and Enterra.

11.	ARBITRATION
11.1

Should there be a disagreement or a dispute between the parties hereto with respect to this Agreement or the interpretation thereof, the same will be referred to a single arbitrator pursuant to the Commercial Arbitration Act (British Columbia), and the determination of such arbitrator will be final and binding upon the parties hereto. This Clause  will be deemed to be a submission to arbitration in accordance with the Commercial Arbitration Act (British Columbia).

12.	MISCELLANEOUS
12.1

Survival. Each party is entitled to rely on the representations, warranties and agreements of the other party and all such representation, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until six (6) months after the Closing Date.

12.2

Further Assurances and Provision of Information. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

12.3	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.
12.4

Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

12.5

Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

12.6

Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to C.M.M.G.:

C.M.M.G. Finance Inc.

314-837 West Hastings Street,

Vancouver, British Columbia	V6C 3N6

Attention: Pasquale Cusano

Telephone: (604) 325-1294

If to Enterra:

ENTERRA SYSTEMS INC.

11-1583 Pemberton Avenue

North Vancouver	B.C.

Attention: Richard Eppich, President

Telephone: (604) 990-1255

Fax: (604) 990-4774

With a copy (which will not constitute notice) to:

Clark Wilson LLP

Barristers & Solicitors

Suite 800 – 885 W. Georgia Street

Vancouver, B.C. V6C 3H1

Attention: Bernard Pinsky

Telephone: (604) 687-5700

Fax: (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;
(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;
(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and
(d)	in the case of mailing, on the fifth business day following mailing.
12.7	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.
12.8	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.
12.9	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the written consent of the other party.
12.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada applicable to contracts made and to be performed therein.

12.11

Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

12.12	Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.
12.13

Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12.14	Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.
12.15

Independent Legal Advice. C.M.M.G. confirms that it has sought and obtained independent legal advice prior to execution of this Agreement and cannot and does not rely on the representations of Enterra or its advisors respecting the legal effects of this Agreement.

12.16	Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.
12.17	Currency. All funds and monetary amounts included in this Agreement are stated in Canadian dollars unless otherwise indicated.
12.18

Exchange Rates. For calculation purposes, any or all funds and monetary amounts included in this Agreement may be converted using a U.S./Canadian currency exchange rate that is posted on www.oanda.com within five days before the calculation is to be effective.

IN WITNESS WHEREOF the parties have executed this Agreement on the date set forth above.

C.M.M.G. FINANCE INC.

Per:	/s/ Pasquale Cusano
Authorized Signatory

ENTERRA SYSTEMS INC.

Per:	/s/ Richard Eppich
Authorized Signatory

SCHEDULE A

ADVANCE NOTICE

(To be executed by Enterra in order to request an Advance)

To:	C.M.M.G. Finance Inc. (the “Lender”)

The undersigned, ENTERRA SYSTEMS INC. (“Enterra”) hereby requests an advance of $150,000 of the principal amount of the Credit Facility, in accordance with the terms and conditions set forth in the Credit Facility Agreement dated November 29, 2005 (the “Agreement”), between C.M.M.G. and Enterra and as of the Date of Advance Notice written below. All undefined capitalized terms used herein shall have the meanings set out in the Agreement.

Date of Advance Notice:	December 1, 2005
Outstanding Amount as of Date of Advance Notice:	1,310,000
Remaining Amount to be advanced under Credit Facility:	1,790,000

ENTERRA SYSTEMS INC.

Per:	/s/ Richard Eppich
Authorized Signatory

C.M.M.G. hereby acknowledges receipt of the Advance Notice and agrees with the amounts set out above as of the Date of Advance Notice.

C.M.M.G. FINANCE INC..

Per:	/s/ Pasquale Cusano
Authorized Signatory

SCHEDULE B

CONVERSION NOTICE

(To be executed by C.M.M.G. in order to convert any Outstanding Amount)

TO:	ENTERRA SYSTEMS INC. (the “Enterra”)

The undersigned hereby irrevocably elects to convert $                            of the Outstanding Amount of the Credit Facility into Units of Enterra, in accordance with the terms and conditions set forth in the Credit Facility Agreement dated November 29, 2005 (the “Agreement”), between C.M.M.G. and Enterra and as of the Conversion Date written below. All undefined capitalized terms used herein shall have the meanings set out in the Agreement.

Conversion Date:
Amount of Outstanding Amount to be converted:
Amount of Outstanding Amount unconverted:
Number of Units to be issued:
Number of Conversion Shares to be issued:
Number of Warrants to be issued:

C.M.M.G. FINANCE INC..

Per:
Authorized Signatory

Enterra hereby acknowledges receipt of the Conversion Notice and agrees with the amounts as set out above as of the Conversion Date.

ENTERRA SYSTEMS INC.

Per:
Authorized Signatory

SCHEDULE C

FORM OF WARRANT

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID

AT 4:30 P.M. (VANCOUVER TIME) ON NOVEMBER 29, 2005.

SHARE PURCHASE WARRANTS

TO PURCHASE COMMON SHARES OF

ENTERRA SYSTEMS INC.

incorporated in the Province of British Columbia

WARRANT CERTIFICATE NO. 1

THIS IS TO CERTIFY THAT C.M.M.G. Finance, Inc., (the “Holder”) of 314-837 West Hastings Street, has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to 2,945,136 fully paid and non-assessable common shares (the “Shares”) in the capital of Enterra Systems Inc. (hereinafter called the “Company”) on or before 4:30 p.m. (Vancouver time) on November 29, 2006 (the “Expiry Date”) or, if the Holder provides written notice to the Company of its intent to extend the Expiry Date for an additional year, November 29, 2007 (the “Extended Expiry Date” at a price per Share (the “Exercise Price”) of US $1.15 on the terms and conditions attached hereto as Appendix “A” (the “Terms and Conditions”).

1.	ONE (1) WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS 2,945,136 WARRANTS.
2.	These Warrants are issued subject to the Terms and Conditions, and the Warrant Holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions.
3.

Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, or the Extended Expiry Date if applicable, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

IN WITNESS WHEREOF the Company has executed this Warrant Certificate this 29 day of November, 2005.

ENTERRA SYSTEMS INC.

Per:	/s/ Richard Eppich
Richard Eppich, President

PLEASE NOTE THAT ALL SHARE CERTIFICATES MUST BEAR THE FOLLOWING LEGEND DURING THE CURRENCY OF APPLICABLE HOLD PERIODS:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

APPENDIX “A”

TERMS AND CONDITIONS dated 29 day of November, 2005, attached to the Warrants issued by Enterra Systems Inc.

1.	INTERPRETATION
1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)

“Company” means Enterra Systems Inc. until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter “Company” will mean such successor corporation;

(b)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;
(c)

“Director” means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

(d)

“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section,” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(e)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;
(f)	“shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;
(g)	“Warrant Holders” or “Holders” means the holders of the Warrants; and
(h)	“Warrants” means the warrants of the Company issued and presently authorized and for the time being outstanding.
1.2	Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4	Applicable Law

The Warrants will be construed in accordance with the laws of the Province of British Columbia.

2.	ISSUE OF WARRANTS
2.1	Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

2.2	Warrant to Rank Pari Passu

All Warrants and additional warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank pari passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

2.3	Issue in substitution for Lost Warrants
(a)

In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b)

The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.4	Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

3.	NOTICE
3.1	Notice to Warrant Holders

Any notice required or permitted to be given to the Holders will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Holder’s Warrant or to such other address as any Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.2	Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

Enterra Systems Inc.

11 - 1583 Pemberton Avenue,

Vancouver, British Columbia

Canada V7P 2S4

Attention: Richard Eppich

Fax No. (604) 990-4774

with a copy to:

Clark Wilson LLP

Barristers and Solicitors

800 – 885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3H1

Attention: Bernard Pinsky

Fax: (604) 687-6314

4.	EXERCISE OF WARRANTS
4.1	Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised by the Holder surrendering the Warrant Certificate representing same, with a duly completed and executed subscription in the form attached hereto and a bank draft or certified cheque payable to or to the order Company, at par, in Vancouver, Canada, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at the address set forth in, or from time to time specified by the Company pursuant to, Section 3.2.

4.2	Effect of Exercise of Warrants
(a)

Upon surrender and payment as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.

(b)

Within ten business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

4.3	Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.4	Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such shares.

4.5	Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

4.6	Time of Essence

Time will be of the essence hereof.

4.7	Subscription Price

Each Warrant is exercisable at a price per share (the “Exercise Price”) of US$1.15. One (1) Warrant and the Exercise Price are required to subscribe for each share during the term of the Warrants.

4.8	Adjustment of Exercise Price
(a)	The Exercise Price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:
(i)

If and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares the Exercise Price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be.

(ii)

In case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a “Reorganization”), each Warrant will after such Reorganization confer the right to purchase the number of shares or other securities of the Company (or of the Company’s resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization.

In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article Four relating to the rights and interest thereafter of the Holders of the Warrants so that the provisions of this Article Four will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this clause 4.8(a)(ii).

(b)

The adjustments provided for in this Section 4.8 are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.

4.9	Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in Section 4.8, such questions will be conclusively determined by the Company’s Auditors, or, if they decline to so act any other firm of certified public accountants in the United States of America that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders of the Warrants.

5.	COVENANTS BY THE COMPANY
5.1	Reservation of Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto and hereto.

6.	WAIVER OF CERTAIN RIGHTS
6.1	Immunity of Shareholders, etc.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

7.	MODIFICATION OF TERMS, MERGER, SUCCESSORS
7.1	Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

7.2	Warrants Not Transferable

The Warrant and all rights attached to it are not transferable.

DATED as of the date first above written in these Terms and Conditions.

ENTERRA SYSTEMS INC.

By:	/s/ Richard Eppich
Richard Eppich, President

FORM OF SUBSCRIPTION

TO:	Enterra Systems Inc.

11 - 1583 Pemberton Avenue,

Vancouver, British Columbia

Canada V7P 2S4

The undersigned Holder of the within Warrants hereby subscribes for___________ common shares (the “Shares”) of Enterra Systems Inc. (the “Company) pursuant to the within Warrants at US$1.15 per Share on the terms specified in the said Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned Holder hereby certifies that the undersigned is not a U.S. person and is not subscribing for the Shares on Behalf of a U.S. person.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES
C.M.M.G. Finance, Inc.	314-837 West Hastings Street
Vancouver BC
TOTAL:

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this 29 day of November, 2005.

In the presence of:	C.M.M.G. Finance, Inc.

Signature of Witness	Authorized Signature

Please print below your name and address in full.

Name (Mr./Mrs./Miss)	Mr. Pasquale Cusano
Address	314-837 West Hastings Street
Vancouver BC

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatever. If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.